SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 1, 1997  (May 27, 1997)


                             LASERSIGHT INCORPORATED
                             -----------------------
              Exact name of registrant as specified in its charter


                                    Delaware
                  State or other jurisdiction of incorporation



          0-19671                                                 65-0273162
          -------                                                 ----------
Commission File Number                                         I.R.S. Employer
                                                              Identification No.


                 12161 Lackland Road, St. Louis, Missouri 63146
                 ----------------------------------------------
                     Address of Principal Executive Offices


Registrant's telephone number, including area code:  (314) 469-3220

Item 5.   Other Events.

Patent Purchase Agreement
-------------------------

The press release issued by LaserSight Incorporated dated July 1, 1997 is incorporated by reference herein.

Series A Convertible Preferred Stock
------------------------------------

On May 27, 1997, the Registrant converted the last of its Series A Convertible Preferred Stock (the "Series A Preferred") to shares of common stock of the Registrant. Since the issuance of the Series A Preferred in January 1996, an aggregate of 975,261 shares of Common Stock have been issued in connection with the conversion of Series A Preferred and payment of dividends thereon.

The Registrant may from time to time issue additional series of convertible preferred stock ("New Preferred") with conversion terms generally similar to those of the Series A Preferred. Such conversion terms may include a conversion price based on the lesser of (A) a price related to the market price of common stock at the time of the conversion of the New Preferred stock, or (B) a price based on the market price of the common stock at the time of the initial sale of the New Preferred. Holders of the New Preferred who benefit from such provisions would effectively receive limited protection from any future declines in the market price of the common stock, but other investors can expect to incur dilution of their ownership in the event of a decline in the price of common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

      Exhibit 99. Press Release dated July 1, 1997



                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  LaserSight Incorporated



Date:   July 1, 1997                             By:  /s/ Michael R. Farris
                                                     -----------------------
                                                      Michael R. Farris
                                                      Chief Executive Officer